WELCOME Laura J. Guerrant Investor Relations

SAFE HARBOR This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth; the benefit to customers of Rudolph’s products and customer service; Rudolph’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Rudolph’s expectations regarding savings from restructuring operations and expectations regarding semiconductor market outlook; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2013 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this presentation. 2

AGENDA 3 Time Topic Speaker 9:00 a.m. Welcome Laura Guerrant 9:05 a.m. Introduction Paul McLaughlin 9:15 a.m. Rudolph, Looking Ahead Mike Plisinski 9:45 a.m. Software Business Tom Sonderman 10:05 a.m. Break 10:30 a.m. Metrology Business Mike Colgan 10:55 a.m. Inspection Business Mike Goodrich 11:15 a.m. Break 11:30 a.m. Lithography Business Rich Rogoff 12:05 p.m. Summary Mike Plisinski 12:15 p.m. Q&A Paul McLaughlin 1:00 p.m. Lunch / Keynote Speaker Norm Armour 2:00 p.m. Technology Row 3:30 p.m. NYSE Tour & Closing Bell